As filed with the Securities and Exchange Commission on October 31, 2001
                                                      Registration No. 333-81819


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-11

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                        AMERICAN CHURCH MORTGAGE COMPANY
             (Exact name of registrant as specified in its charter)

      MINNESOTA                                       41-1793975
 (State of Incorporation)                 (I.R.S. Employer Identification No.)

             10237 Yellow Circle Drive, Minnetonka, Minnesota 55343
                    (Address of principal executive offices)

                           Philip J. Myers, President
                        American Church Mortgage Company
                            10237 Yellow Circle Drive
                              Minnetonka, MN 55343
                                 (952) 945-9455

                                 With Copies To:

                            Albert A. Woodward, Esq.
                             Mark A. Petersen, Esq.
              Leonard, Street and Deinard Professional Association
                             150 South Fifth Street
                                   Suite 2300
                              Minneapolis, MN 55402
                                 (612) 335-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)


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                          DEREGISTRATION OF SECURITIES

     American Church Mortgage Company originally registered 1,500,000 shares of its common stock, par value $0.01, for sale to the public (the "Public Shares") and 150,000 shares of its common stock, par value $0.01, for sale under its dividend reinvestment plan ("DRP Shares"), on a Registration Statement on Form S-11 (File No. 333-81819) (the "Registration Statement"). We have sold 566,857 of the Public Shares and 35,484 of the DRP Shares registered under the Registration Statement. The offering terminated on September 27, 2001. Accordingly, we hereby amend the Registration Statement to withdraw from registration the 1,047,659 shares that remain unsold under the Registration Statement.

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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on October 31, 2001.
                                                AMERICAN CHURCH MORTGAGE COMPANY

                                       BY           /s/ PHILIP J. MYERS
                                                        Philip J. Myers
                                              President, Treasurer and Secretary

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Kirbyjon H. Caldwell*         Director                      October 31, 2001
Kirbyjon H. Caldwell

John M. Clarey*                   Director                      October 31, 2001
John M. Clarey

Deniss J. Doyle*                  Director                      October 31, 2001
Dennis J. Doyle

Philip J. Myers             Director, President,
                           Secretary and Treasurer              October 31, 2001
Philip J. Myers

Robert O. Naegele, Jr.*           Director                      October 31, 2001
Robert O. Naegele, Jr.

David G. Reinhart                 Director                      October 31, 2001
David G. Reinhart

* By David G. Reinhart pursuant to power of attorney.


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